MIDSOUTH BANCORP, INC.
INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (“Agreement”), dated as of _________________ (the “Date of Grant”), between MidSouth Bancorp, Inc. (“MidSouth”) and _________________ (the “Optionee”).

1.           Grant of Incentive Stock Option.  MidSouth, through the Compensation Committee of its Board of Directors (“Committee”), hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to ______ shares of Common Stock for $_____ per share.  The Option is intended to be, and shall be treated as, an “incentive stock option” under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the “Code").

2.           Term and Exercise.  Unless a shorter period is provided by the Committee or as otherwise provided herein or in the MidSouth 2007 Omnibus Incentive Compensation Plan (the "Plan"), during the first year from the Date of Grant, the Option may not be exercised; during the second year, the Option may be exercised with respect to up to 20% of the total number of shares covered; during the third year, up to 40% of the shares; during the fourth year, up to 60% of the shares; during the fifth year, up to 80% of the shares; and during the sixth and each subsequent year until ten years from the Date of Grant, up to 100% of the total number of shares covered.  Notwithstanding the foregoing, the Option shall become immediately exercisable in full upon Optionee’s death, disability or retirement while employed by MidSouth or any subsidiary thereof.  No fractional shares shall be issued as a result of the exercise of this Option.  No Option shall be exercisable after ten years from the Date of Grant.

3.           Termination of Option.  Upon the tenth anniversary of the Date of Grant this Option shall terminate, regardless of the extent to which it is exercisable before that date and regardless of the next sentence.  In addition, upon termination of the Optionee’s employment, the Option, to the extent not previously exercised, shall terminate 90 days from such termination, except that upon termination of the Optionee’s employment by reason of death, disability or retirement, it may be exercised within six months from the date thereof by the Optionee or the executor or administrator of the deceased Optionee’s estate or by a person receiving the Option by will or under the laws of descent and distribution of the state in which the Optionee resided.  Notwithstanding any other provisions hereof, if the Optionee shall (i) commit any act of malfeasance or wrongdoing materially affecting MidSouth or any subsidiary thereof, or (ii) compete with MidSouth or any subsidiary thereof, or (iii) engage in conduct that would warrant the Optionee’s discharge for cause (excluding general dissatisfaction with the performance of the Optionee’s duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon MidSouth or any subsidiary thereof ), then any unexercised portion of the Option shall terminate and be void (whether or not the option is exercisable at such time).

4.           Exercise of Option.  The Optionee may exercise the Option with respect to all or any part of the number of Option shares then exercisable in the manner specified in Section 6.5 of the Plan.  On the exercise date or as soon thereafter as is reasonable practicable, MidSouth shall cause to be delivered to the Optionee, a certificate or certificates for the Option shares then being purchased upon full payment for such Option shares, subject to the condition of Section 11.4 of the Plan.  If the Optionee fails to pay for any of the Option shares specified in the notice of exercise, or fails to accept delivery thereof, the Optionee’s right to purchase such shares may be terminated by MidSouth.  The date specified in the Optionee’s notice of exercise as the date of exercise shall be deemed to be the date of exercise of the Option, provided that payment in full for the Option shares to be purchased upon such exercise shall have been received by such date.

5.           No rights as a Stockholder.  Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of MidSouth with respect to any shares purchasable upon the exercise of this Option, in whole or in part, prior to the issuance of certificates for shares of Common Stock to such person.

6.           Transferability.  No Option shall be transferable except as specified in Section 11.2 of the Plan. Only the Optionee may exercise this Option during the Optionee’s lifetime.

7.           No Rights of Employment.  Neither the granting of this Option nor its exercise shall be construed as granting to the Optionee any right with respect to continuance of employment with MidSouth or any subsidiary thereof.  Except as may otherwise be limited by a written agreement between MidSouth and the Optionee, the right of MidSouth or any subsidiary thereof  to terminate at will the Optionee’s employment at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by MidSouth or any subsidiary thereof.

8.           Amendment of Option.  The Committee may, without further action by the stockholders and without the consent of or further consideration from the Optionee, amend, condition or modify this Option in respect to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Option or to comply with stock exchange rules or requirements.  The Committee may amend this Option otherwise with the written consent of the Optionee.

9.           Notice.  Any notice to MidSouth hereunder shall be addressed to it in care of its secretary at 102 Versailles Boulevard, Lafayette, Louisiana 70501, any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of MidSouth.  Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

10.           Incorporation of Plan by Reference.  The Option is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. All terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

11.           Additional Terms.  This Option is subject to the following additional terms (if none, so indicate):

None

12.           Governing Law.  The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Louisiana except to the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, MidSouth has caused its duly authorized person to execute this Agreement and the Optionee has placed his or her signature hereon, effective as of the date hereof.

MIDSOUTH BANCORP, INC.

By:  _______________________
       Member of the Compensation
        Committee of the Board
        of Directors

ACCEPTED AND AGREED TO:

____________________________
   Optionee